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                                                                 EXHIBIT 10.18

                                 STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is made this 5th day of October, 1994, by and between LET'S TALK CELLULAR OF AMERICA, INC., a Florida corporation (the "Company"), and ALLAN C. SORENSEN, a Florida resident ("Purchaser").

         WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the common stock of the Company, par value $1.00 per share (the "Shares"), on the terms and conditions set forth herein;

         NOW, THEREFORE, for and in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

         Section 1. Transfer of the Shares.

         (a) Upon the terms and subject to the conditions set forth herein, the Company shall issue to the Purchaser, 100 Shares, free and clear of all liens, encumbrances and limitations of any kind or nature (collectively, "Liens"), 60 of which Shares shall be delivered to the Purchaser at the Closing and 40 of which Shares shall be delivered to the Escrow Agent (as defined in Section 8.2) at the Closing to be held pursuant to the terms of the Escrow Agreement (as defined in Section 8.2).

         (b) If the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with another corporation, or sell or otherwise consummate any transaction involving the issuance of the capital stock of the Company ("Dilutive Event"), the Company shall issue to the Purchaser additional Shares, free and clear of all Liens, such that, after giving effect to all such transactions and the Purchaser's then current holdings of Shares, the Purchaser shall own 10% of the issued and outstanding capital stock of the Company. The obligation of the Company to issue to the Purchaser additional Shares pursuant hereto shall terminate on (the "Termination Date"): (i) the day prior to the consummation of the Company's initial public offering which is registered with the Securities and Exchange Commission (the "Registered Offering") or, if earlier, (ii) the date on which Nick Molina and Brett Beveridge (collectively, the "Principal Shareholders") shall


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    cease to own in the aggregate at least 75% of the issued and outstanding capital stock of the Company as a result of the issuance of capital stock pursuant to Dilutive Events (thus, for purposes of determining pursuant to this clause (b) whether the Principal Shareholders still own at least seventy-five percent (75%) of the issued and outstanding capital stock of the Company, they shall be deemed to still own all shares of capital stock transferred by the Principal Shareholders and all capital stock issued by the Company to family members and affiliates of the Principal Shareholders.) The purpose of this Section 1(b) is to assure that the Purchased Shares represent, at all times through and including the Termination Date, ten percent (10%) of the issued and outstanding capital stock of the Company on a fully-diluted basis. For purposes of this Agreement, the phrase "on a fully-diluted basis" shall mean after giving effect to the issuance of securities pursuant to any then outstanding preemptive rights, subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer, sell, purchase or redeem any of its securities. Promptly after the consummation of each transaction giving rise to such issuance, the Company shall deliver certificates representing 60% of all additional Shares issued hereunder to the Purchaser and certificates representing the remaining 40% of such additional shares to the Escrow Agent, or, if the Escrow Agreement shall have terminated pursuant to the terms thereof, all such certificates to the Purchaser, in each case bearing such legends as the Company shall reasonably require.

         The Shares described in clauses (a) and (b) above are hereinafter referred to as the "Purchased Shares".

         Section 2. Consideration.

         In consideration and payment in full for the Purchased Shares, the Purchaser shall pay $250,000 in cash to the Company on the Closing Date.

         Section 3. Option to Repurchase.

         The Company shall have the right, but not the obligation, to purchase from the Purchaser, in each case free and clear of all Liens:



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         (a)  one-fourth of all Purchased Shares held in escrow by the Escrow
    Agent, for an aggregate exercise price of $1.00, if, on or before the first anniversary of the Closing Date, the Purchaser has not submitted to the Board of Directors of the Company a Proposal for a Nationwide Distribution Network. For purposes of this clause (a), "Proposal for a Nationwide Distribution Network" shall mean a written proposal prepared by or on behalf of the Purchaser setting forth in reasonable detail the comparative material features, including, without limitation, geographic scope, time to implement, costs, projected benefits, legal requirements and marketing advantages, of three or more methods of distributing the Company's products, including franchising and licensing, and containing the Purchaser's recommendations and reasons therefor; and

         (b) three-fourths of all Purchased Shares held in escrow by the Escrow Agent, for an aggregate exercise price of $1.00, if, on or before the second anniversary of the Closing Date, the Company has not received net proceeds in the aggregate amount of $1,000,000 or more from any sale or sales of securities of the Company (whether through a public offering, private placement or otherwise), or from any institutional or other borrowing (other than pursuant to any lines of credit which any of the Principal Shareholders have guaranteed), or from any combination thereof.

         The option granted pursuant to clause (a) above shall be exercisable by delivery of notice to the Purchaser and payment of the exercise price at any time after the first anniversary of the Closing Date, and the option granted pursuant to clause (b) above shall be exercisable by delivery of notice and payment of the exercise price to the Purchaser at any time after the second anniversary of the Closing Date, Each option shall expire if notice of exercise and payment are not received by the Purchaser on or before the thirtieth day after such option first becomes exercisable. Upon exercise or expiration or an option, as the case may be, the Company and the Purchaser shall give written instructions to the Escrow Agent to release the Purchased Shares subject to such option which are then held in escrow, to the Company in the event of an exercise, or to the Purchaser in the event of expiration.

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         Section 4. Representations and Warranties of the Company.

         The Company represents and warrants to the Purchaser as of the date hereof, as of the Closing Date and, with respect to Section 4.5 only, as of the date of each issuance of Purchased Shares subsequent to the date hereof, as follows:

         4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all requisite corporate power and authority to own, lease and operate its properties and carry on its business as now being conducted. The Company has heretofore delivered to the Purchaser accurate and complete copies of its Articles of Incorporation and By-Laws, as currently in effect.

         4.2 Enforceable Obligation. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Each of the Consulting Agreement (as defined in Section 8.2) and the Escrow Agreement shall, when it is executed and delivered by the Company, be duly executed and delivered by the Company and shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

         4.3 No Violation. The execution, delivery and performance by the Company of this Agreement, the Consulting Agreement and the Escrow Agreement shall not constitute a violation of, or be in conflict with, or result in a breach of, or constitute a default under, or contravene any provision of, any contract, agreement or instrument, any law, statute, rule or regulation, or any judgment, decree, order or award, by which the Company is bound or to which any of its assets are subject, or any provision of the Articles of Incorporation or By-Laws of the Company.

         4.4 Capitalization. As of the Closing Date, the authorized capital stock of the Company consists solely of 50,000,000 shares of common stock, par value $1.00 per share. As of the Closing Date, there were 1,000 Shares issued and outstanding, after giving effect to the issuance of the Shares to Purchaser as described in Section l(a), the remaining 900 shares of which are owned legally, beneficially and of record by the Principal Shareholders. All of the Shares are validly issued, fully paid and nonassessable. As of the Closing Date, there are no

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preemptive rights, subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other agreements or commitments of any character obligating the Company to issue, transfer, sell, purchase or redeem any of its securities. The Company has not issued any Shares or any other securities exchangeable or exercisable for or convertible into shares of capital stock of the Company.

         4.5 Shares. The Purchased Shares to be issued pursuant to this Agreement are duly authorized, and upon their issuance pursuant hereto, shall be validly issued, fully paid and nonassessable and free and clear of all Liens. The Purchased Shares delivered pursuant to Section l(a) constitute 10% of the issued and outstanding capital stock of the Company on a fully diluted basis as of the Closing Date.

         4.6 Financial Statements. The Company has heretofore delivered to the Purchaser true and complete copies of the financial statements of the Company for and as of the fiscal year ended July 31, 1994 ("Financial Statements"), including a balance sheet ("Balance Sheet") for the Company as of July 31, 1994. The Financial Statements were prepared in accordance with generally accepted accounting principles (applied on a consistent basis throughout the period covered thereby, present fairly, in all material respects, the financial condition and results of operations of the Company as of and for such period and have been prepared from the books and records of the Company. Since the date of the Balance Sheet, there has not been any material adverse change in the Company's financial condition and assets.

         4.7 Undisclosed Liabilities. Except as disclosed in the Balance Sheet, since the date of the Balance Sheet, the Company has not incurred any material liability (absolute, contingent or otherwise), except liabilities incurred in the ordinary course of business consistent with past practice.

         4.8 Taxes. The Company has filed all tax returns that it has been required to file, and has paid all taxes shown thereon as arising, except where the failure to file such returns or to pay such taxes would not have a material adverse effect on the financial condition of the Company. There are no audits of any tax returns of the Company currently in progress, and the Company has not received any written notices of deficiency or assessment or proposed deficiency or assessment from any taxing authority which has not been paid.



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         Section 5. Representations and Warranties of the Purchaser.

         The Purchaser represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

         5.1 Enforceable Obligation. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms. Each of the Consulting Agreement and the Escrow Agreement shall, when it is executed and delivered by the Purchaser, be duly executed and delivered by the Purchaser and shall constitute the valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

         5.2 No Violation. The execution, delivery and performance by the Purchaser of this Agreement, the Escrow Agreement and the Consulting Agreement shall not constitute a violation of, or be in conflict with, or result in a breach of, or constitute a default under, or contravene any provision of, any contract, agreement or instrument, any law, statute, rule or regulation, or any judgment, decree, order or award, by which the Purchaser is bound or to which any of his assets are subject.

         5.3 Securities Laws. The Purchaser is purchasing the Purchased Shares for his own account and for investment and not with a view to, or for sale in connection with, any distribution of securities.

         Section 6. Covenants.

         6.1 Conduct of the Business. Prior to the Closing, the Company and its subsidiaries shall carry on their businesses in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their present business organization and their relationships with customers.

         6.2 Access to Information. During the period from the date hereof to the Closing Date, upon reasonable notice, the Company shall afford to the Purchaser access, during normal business hours, to the properties, books, contracts, commitments and records of the Company and its subsidiaries; provided however, that in conducting such activities, the Purchaser shall not, and shall cause his representatives not to, unduly interfere with the business and employees of the Company and its subsidiaries. The

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Purchaser shall use all non-public information disclosed by the Company or its representatives solely for the purpose of evaluating the transactions contemplated hereby and shall not disclose to any person or entity other than his representatives or use such information for any other purpose, except as required by applicable law or legal process, without the prior written consent of the Company. The Purchaser shall inform his representatives of the confidential nature of such information and shall obtain the agreement of each such representative to maintain and use such non-public information in a manner consistent with the provisions of this Section 6.2. If this Agreement is terminated, the Purchaser shall, and shall cause his representatives to, destroy or deliver to the Company all non-public documents, work papers and other materials containing any non-public information, whether obtained before or after the date of execution hereof.

         6.3  Restrictions on Transfer.

         (a) If the Purchaser shall desire to sell or otherwise dispose of, grant any option with respect to, or create, incur, assume or suffer to exist any Lien on the Purchased Shares (collectively, a "Transfer"), then in his possession and not held by the Escrow Agent (the "Non-Escrow Shares"), he shall first offer to sell such Shares to the Company by delivering to the Company notice of the proposed Transfer. Such notice shall state the number of Non-Escrow Shares offered and the price and terms upon which such Shares are proposed to be Transferred. The Company shall have the right to elect upon notice to the Purchaser within 30 days thereafter to purchase all, but not less than all, of the Non-Escrow Shares at the same price and upon the same terms and conditions as those contained in such offer by giving notice to the Purchaser within the 30-day period. Notwithstanding the foregoing, if the proposed Transfer is to occur subsequent to the Registered Offering, the Purchaser may give Company notice of the Transfer telephonically or by fax and the Company's right to elect to purchase pursuant this Section 6.3 must be exercised within forty-eight (48) hours after notice is given telephonically or by fax by the Purchaser. If the Company does not elect to purchase all of the Non-Escrow Shares within the aforesaid period or, if, after accepting such offer, the Company fails to purchase all such Shares in accordance herewith, then the Purchaser shall be free to Transfer all such Shares to anyone at not less than the price and on the same terms and conditions contained in the

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    offer within 90 days following, as the case may be, (x) the default by the
    Company to make such purchase of such Shares on the closing date, or (y) the earlier of either (1) the expiration of the period within which the Company may elect to purchase such Shares or (2) the giving of notice by the Company to the Purchaser that it does not elect to purchase all of Non-Escrow Shares. Promptly after the execution of any contract for the Transfer of such Shares, the Purchaser shall deliver to the Company a true and complete copy of such contract and all amendments thereto, and such other information relating to the contract and the proposed purchaser as the Company may request. Upon the consummation of the Transfer of such Shares, the Purchaser shall notify the Company thereof and shall certify the price and terms and conditions upon which such Transfer was made. Any attempted Transfer of Purchased Shares by the Purchaser otherwise than in full compliance herewith shall be null and void.

         (b) In the event that either or both of the Principal Shareholders propose to engage in one or more Transfers prior to the consummation of the Registered Offering which would result in the Principal Shareholders owning in the aggregate less than 51% of the voting capital stock of the Company, the Transferors shall give written notice to the Purchaser setting forth the material terms of the proposed Transfer. If the Purchaser so elects by delivery of written notice to the Transferors, the Principal Shareholders shall not Transfer their Shares unless the Transferee agrees to purchase such number of Non-Escrow Shares as is specified in the notice, at the same pries per share and upon the same terms and conditions, as such Transferee proposes to purchase the Shares of the Transferors.

         6.4  Incidental Registration.

         (a) If, on any one or more occasions, the Company proposes to register its Shares under the Securities Act of 1933, as amended (the "Securities Act"), by registration on Forms S-1, S-2, S-3, SB-1 or SB-2, or any successor, or similar form(s), whether or not for sale for its own account, it will each such time give prompt written notice to the Purchaser of its intention to do so. The Purchaser shall be entitled pursuant to the provisions of this Section 6.4 to request the registration of up to 30% of his Non-Escrow Shares. Upon the written request of the

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    Purchaser made as promptly as practicable and in any event within 20 days after the receipt of any such notice (which request shall specify the Purchased Shares intended to be included by the Purchaser in such registration), the Company will use its best efforts to effect the registration under the Securities Act of a number of Purchased Shares not to exceed 30% of the Non-Escrow Shares which the Company has been so requested to register; provided, however, that if, at any time after giving written notice of its intention to register any Non-Escrow Shares and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason to delay or not to complete the registration of the Company's Shares in which Purchased Shares were to be included pursuant to this Section 6.4(a). The Company may, at its election, give written notice of such determination to the Purchaser and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Non-Escrow Shares in connection with such registration, without prejudice, however, to the rights of the Purchaser hereunder, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Non-Escrow Shares for the same period as the delay in registering such other securities; and provided further that, subsequent to the Registered Offering, the Company shall not be required to register pursuant to this Section 6.4(a) Purchased Shares that are then eligible for resale pursuant to Rule 144 under the Securities Act. For purposes of this Section 6.4, the term "Non-Escrow Shares" will be deemed to include all shares issued on or in respect of the Purchased Shares as a result of a stock split, stock dividend or otherwise. The rights of the Purchaser under this Section 6.4 shall be pari passu with, but not superior to, any other registration rights outstanding in regard to the capital stock of the Company. Any underwriters' discounts and commissions with respect to the Purchased Shares shall be allocated to and paid by the Purchaser based on the number of Non-Escrow Shares registered. The Purchaser shall pay for all of the fees and expenses of counsel retained by him.

         (b) If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Shares requested to be included in such registration would materially adversely affect such offering, then the Company will include in such registration, to the

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    extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all Shares proposed by the Company to be sold for its own account and second, such Shares requested to be included in such registration pro rata among the requesting holders according to the total number of Shares requested by such holders.

         (c) If and whenever the Company is required to use its best efforts to effect the registration of any Shares under the Securities Act as provided in Section 6.4(a), the Company will as soon as practicable:

              (i) prepare and (within 60 days after the end of the Company's fiscal quarter within which requests for registration may be given to the Company or 90 days in the case of the Company's fourth fiscal quarter) file with the Securities and Exchange Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective;

              (ii) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Shares covered by such registration statement until the earlier of such time as all of such Shares shall have been disposed and 45 days after the effective date of the registration statement;

              (iii) furnish to the Purchaser such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, as the Purchaser may reasonably request;


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              (iv)  use its best efforts (x) to register or qualify all of the
         Shares covered by such registration statement under such other securities or blue sky laws of the State of Florida and such other States of the United States of America where an exemption is not available and as a majority of the sellers of Shares covered by such registration statement shall reasonably request, (y) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subclause (iv) be obligated to be so qualified, to consent to general service of process in any such jurisdiction or to subject itself to taxation in any such jurisdiction; and

              (v) use its best efforts to cause all Shares covered by such registration statement to be registered with or approved by such other Federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the sellers of Shares to enable the sellers thereof to consummate the disposition of such Shares.

         The Company may require the Purchaser to furnish to the Company such information regarding the Purchaser and the distribution of his Purchased Shares as the Company may from time to time reasonably request in writing.

         Section 7. Conditions Precedent.

         7.1 Conditions to the Company's Obligations. The obligations of the Company under this Agreement are subject to the satisfaction of all of the following conditions at or prior to the Closing, unless waived by the Company:

         (a) The representations and warranties of the Purchaser contained in this Agreement shall be accurate in all material respects on and as of the Closing Date with the same effect as though

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    such representations and warranties had been made on and as of such date.

         (b) Each and all of the obligations of the Purchaser to be performed or complied with on or before the Closing pursuant to the terms hereof shall have been performed or complied with in all material respects.

         7.2  Conditions to the Purchaser's Obligations.
The obligations of the Purchaser under this Agreement are subject to the satisfaction of all of the following conditions at or prior to the Closing, unless waived by the Purchaser:

         (a) The representations and warranties of the Company contained in this Agreement shall be accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

         (b) Each and all of the obligations of the Company to be performed or complied with on or before the Closing pursuant to the terms hereof shall have performed or complied with in all material respects.

         Section 8. The Closing.

         8.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of White & Case, 200 South Biscayne Boulevard, Miami, Florida, at such time and date as the parties hereto shall agree, which, in any event, shall not be later than October 5, 1994, (such time and date on which the Closing takes place, the "Closing Date").

         8.2 Obligations of the Company at the Closing. At the Closing, the Company shall:

         (a) Deliver to the Purchaser a counterpart of a Consulting Agreement, substantially in the form attached hereto as Exhibit A (the "Consulting Agreement"), duly executed by the Company;

         (b) Deliver to the Purchaser a counterpart of an Escrow Agreement, substantially in the form attached hereto as Exhibit B (the "Escrow Agreement"), duly executed by the Company; and

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



         (c) Issue, execute and deliver to the Purchaser and to the escrow agent under the Escrow Agreement (the "Escrow Agent"), stock certificates, representing the Shares described in Section l(a), bearing such legends as the Company shall reasonably require.

         8.3 Obligations of the Purchaser at the Closing. At the Closing, the Purchaser shall:

         (a)  Pay the amount set forth in Section 2 hereof to the Company;

         (b) Deliver to the Company a counterpart of the Consulting Agreement, duly executed by Purchaser;

         (c) Deliver to the Company a counterpart of the Escrow Agreement, duly executed by the Purchaser; and

         (d) Deliver to the Escrow Agent stock powers executed in blank in respect of Purchased Shares deposited by the Company with the Escrow Agent.

         Section 9. Miscellaneous.

         9.1 Survival of Representations and Warranties. The representations and warranties of the parties contained in Sections 4 and 5 hereof shall survive the Closing until the third anniversary thereof.

         9.2 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or when sent by telex or telecopy or other facsimile transmission (with receipt confirmed), or on the fifth business day after posting thereof by registered or certified mail, return receipt requested, prepaid and addressed as follows (or at such other addresses as the parties may designate by written notice in the manner aforesaid):

         If to the Company:

         Let's Talk Cellular of America, Inc.
         1912 N.W. 84th Avenue
         Miami, Florida 33126
         Telephone: (305) 477-8255
         Facsimile: (305) 594-0498
         Attention: President and
                    Executive Vice President

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



         With a copy to:

         Emilio Alvarez-Farre
         White & Case
         First Union Financial Center
         200 South Biscayne Blvd.
         Miami, Florida 33131
         Telephone: (305) 371-2700
         Facsimile: (305) 358-5744

         If to Purchaser:

         Allan C. Sorensen
         c/o Interim Services, Inc.
         2050 Spectrum Boulevard
         Ft. Lauderdale, Florida 33309-3008
         Telephone: (305) 938-7705
         Facsimile: (305) 351-8117

         With a copy to:

         Scott H. Margol, Esq.
         Ruden, Barnett, McClosky, Smith,
         Schuster & Russell, P.A.
         200 East Broward Boulevard
         Fort Lauderdale, Florida 33301
         Telephone: (305) 527-2408
         Facsimile: (305) 764-4996

         9.3 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned or delegated by either party hereto without the prior written consent of the other party.

         9.4 Severability. In the event any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality or unenforceability shall not affect, prejudice or disturb the validity of any other provision contained herein and all such other provisions shall remain in full force and effect.

         9.5 Attorneys' Fees. In the event of any litigation between the parties as to any matter arising under this Agreement or relating to the subject matter hereof, the prevailing party in any such litigation shall be entitled to recover from the other party his or its reasonable attorneys' fees, costs and expenses incurred in such litigation (including appellate litigation).

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



         9.6 Benefit. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

         9.7 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties with respect to such subject matter.

         9.8 Amendments and Waivers. Neither this Agreement nor any of the terms hereof may be changed, waived or discharged, unless such change, waiver or discharge is in a writing signed by all the parties hereto.

         9.9 Captions. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provision hereof.

         9.10 Construction. This Agreement shall be interpreted without regard to any presumption or rule requiring construction against the party causing this Agreement to be drafted.

         9.11 Counterparts. This Agreement may be executed in two or more counterparts, including facsimile counterparts, each and all of which shall be deemed an original and all of which together shall constitute but one and the same agreement.

         9.12 Governing Law. This Agreement has been executed and delivered in, and shall be interpreted, construed, and enforced in accordance with, the laws of the State of Florida.

         9.13 Confidentiality Agreement. Without prejudice to the Company's rights under the Consulting Agreement, the Confidentiality Agreement dated as of June 27, 1994, between the Company and the Purchaser is hereby terminated.

         IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the day and year first above written.

                                            LET'S TALK CELLULAR OF
                                              AMERICA, INC.


                                            /s/ Nicolas Molina
                                            -----------------------------------
                                            Name:  Nicolas Molina
                                                 -------------------------------
                                            Title: President
                                                  ------------------------------

                                            /s/ Allan C. Sorensen
                                            ------------------------------------
                                            Allan C. Sorensen

                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         This First Amendment to that certain Stock Purchase Agreement dated October 5, 1994 ("Agreement"), by and between LET'S TALK CELLULAR OF AMERICA, INC., a Florida corporation (the "Company") and ALLAN C. SORENSEN, a Florida resident ("Purchaser"), is dated as of May 15 , 1996 and shall read as follows:

                                  WITNESSETH:

         WHEREAS, the Company and Purchaser wish to make certain revisions to the Agreement, the terms and conditions of which are set forth herein;

         NOW, THEREFORE, for and in consideration of the premises and agreements contained herein, the parties hereto agree as follows:

         1. Section 1. Transfer of the Shares. In Subparagraph (a), all of the Purchased Shares shall be delivered to the Purchaser. With regard to same, those of the Purchased Shares held by the Escrow Agent, pursuant to the terms of the Escrow Agreement, shall be immediately distributed by the Escrow Agent to the Purchaser In conjunction therewith, the parties hereto have executed a Termination of Escrow Agreement, of even date herewith, pursuant to which the Escrow Agent is authorized and instructed to release and distribute to the Purchaser all of the Purchased Shares held by the Escrow Agent, upon which the Escrow Agreement shall terminate and be of no further force and effect.

         2. Section 1. Transfer of Shares. In Subsection (b), the second sentence only shall be deleted in its entirety and shall be replaced with the following:

              "The obligation of the Company to issue to the Purchaser additional Shares pursuant hereto shall terminate on (the

              Termination Date"): (i) the day prior to the consummation of the Company's initial public offering which is registered with the Securities and Exchange Commission (the "Registered Offering") or, if earlier, (ii) the date on which Nick Molina and Brett Beveridge (collectively, the "Principal Shareholders") shall cease to own in the aggregate at least ninety (90%) percent of the issued and outstanding capital stock of the Company, (inclusive of Shares owned by Anne Gozlan, in an amount not to exceed three (3%) percent of the issued and outstanding capital stock of the Company), as a result of the issuance of capital stock pursuant to Dilutive Events (thus, for purposes of determining pursuant to this clause (b) whether the Principal Shareholders still own at least ninety (90%) percent of the issued and outstanding capital stock of the Company (inclusive of Shares owned by Anne Gozlan, in an amount not to exceed three (3%) percent of the issued and outstanding capital stock of the Company), they shall be deemed to still own all shares of capital stock transferred by the Principal Shareholders and all capital stock issued by the Company to family members and affiliates of the Principal Shareholders.)"

         3. Section 3. Option to Repurchase. This Section shall be deleted in its entirety.

         4. A new Section 9.14 entitled "Death or Disability of Purchaser," shall be included in the Agreement and shall read as follows:

              "(a) In the event of the death of the Purchaser, the Company shall be required to purchase the Shares of the Purchaser owned by him at the time of his death. The purchase price shall be determined as of the last day of the month preceding Purchaser's death (the "Determination Date").

              (b) The purchase price to be paid by the Company to the estate or personal representative of the Purchaser for the Shares of the Purchaser shall be the highest of the following amounts, as calculated;

                   (i) The sum of Two Hundred Fifty Thousand ($250,000.00) Dollars;

                   (ii) Five (5x) times the After-Tax Earnings of the Company, calculated for the immediately preceding twelve (12) month period, ending on the Determination Date, multiplied by the Purchaser's percentage ownership of the issued and outstanding Shares of the Company; or

                   (iii) The Book Value of the Company, as of the Determination
              Date, multiplied by the Purchaser's percentage ownership of the issued and outstanding Shares of the Company.

              (c) The payment of the Purchase Price for the Shares of the Purchaser may be made in equal monthly installments of principal and interest and shall be paid commencing on the first day of the fourth month following the Determination Date, with payments to be made on the first day of each month (or next business day thereafter) for a period of thirty-six (36) months. The deferred portion of the Purchase Price shall bear interest on the unpaid balance at the Wall Street Journal Prime Rate (plus 1%), as of the date the initial payment is due.
              (d) for purposes hereof, the term "Book Value" shall mean, as of any date, the total shareholder's equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) which would appear on the audited balance sheet of the Company as of such date, in accordance with generally accepted accounting principles, consistently applied. For purposes hereof, the term "After-Tax Earnings" shall mean, as of any date, the After-Tax Earnings which would appear on the audited income statement of the Company as of such date, in accordance with generally accepted accounting principles, consistently applied. The Book Value and After-Tax Earnings shall be determined by the then existing independent certified public accountants of the Company. The determination by such independent certified public accountants of the Book Value and the After-Tax Earnings shall be conclusive and binding on the Company and the Purchaser.

5. Except for those changes set forth in this Amendment, the terms, conditions and provisions contained in the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Addendum to the Stock Purchase Agreement on the day and year first above written.

                                        COMPANY:

                                        LET'S TALK CELLULAR OF AMERICA, INC.,
                                        a Florida corporation


/s/ Nicolas Molina                      By: /s/ Brett Beveridge
--------------------------                 --------------------------------
Witness                                 Name:   Brett Beveridge
                                             ------------------------------
                                        Title:  Vice-President
                                              -----------------------------

                                        PURCHASER:
                                        /s/ Allan C. Sorensen
                                        ------------------------------------
                                        Allan C. Sorensen

                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

       This FIRST AMENDMENT, date as of June ____, 1996 (the "Amendment") is entered into by and between LET'S TALK CELLULAR OF AMERICA, INC., a Florida Corporation (the "Company") and ALLAN C. SORENSEN (the "Consultant"), and amends that certain Stock Purchase Agreement, dated as of October 5, 1994 (the "Purchase Agreement," and together with this Amendment, the "Agreement")

                                    RECITALS

       WHEREAS, the Consultant currently provides various consulting services to the Company which are more particularly described in the Agreement;

       WHEREAS, the Consultant and the Company desire to amend the Agreement in accordance with the terms hereof;

       NOW THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency whereof are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1. The above recitals are true and correct and are incorporated herein by this reference. All capitalized terms used but not otherwise defined herein shall have the respective meanings provided for them in the Agreement.

2. The following sections of the Agreement are hereby amended to read as follows:

       a) Section 6.3(b) of the Agreement is amended by inserting as the last sentence of that section the following:

              Immediately prior to the consummation of a Registered Offering by the Company, the right of the Consultant to cause the Company to repurchase his shares under this Section 6.3(b) shall automatically terminate and be of no further force and effect.

       b) Section 6.4 of the Agreement is deleted in its entirety and replaced with the "Registration Rights" set forth in Section 7.3 of that certain Series A Preferred Stock Purchase Agreement dated as of the date hereof, by and among the Employer, HIG Fund V, Inc., Nick Molina, and Brett Beveridge. For purposes of the Employee's Piggy-back Registration Rights, the definition of "Registrable Securities" under the Purchase Agreement shall be deemed to include the shares owned by the Consultant. The Consultant hereby agrees and acknowledges that his shares shall be treated pro rata with the shares of the other Holders of Registrable Securities.

                                                                           P. 3

       c. The Consultant hereby confirms that he will subordinate whatever rights he may have to cause the Company to repurchase his shares if the Company commits an "EBIT Default" (as such term is defined in that certain Shareholders Agreement, dated as of the date hereof, by and among the Company, the Consultant, HIG Fund V. Inc., ("HIG"), Nick Molina, and Brett Beveridge and Anne Gozlan) to the redemption rights of HIG under (I) the Redemption Agreement, dated as of the date hereof, by and between HIG and the Company and (II) the Description of Series A Preferred Stock attached as Exhibit A to the Purchase Agreement. The Consultant agrees that he will not require or receive payment for his shares upon the occurrence of an EBIT Deficit until HIG has received all payment for the number of shares that it requested the Company to repurchase following the occurrence of such an event.

       d. The Consultant hereby confirms that (I) he currently owns and is in possession of 100 shares of the Company's Common Stock, par value $1.00 per share, which is evidenced by a Certificate issued in the name of Allan C. Sorensen (the "Certificate") and (II) upon the effectiveness of the 650-for-1 forward stock split, he shall return the Certificate to the Company in exchange for a certificate evidencing 65,000 shares of the Company's Common Stock, par value $.001 per share.

3. Except as modified by this Amendment, the parties hereto acknowledge that the Agreement remains unmodified and in full force and effect.

       IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first witness above.

              COMPANY:                    LET'S TALK CELLULAR OF AMERICA, INC.:



                                          By: /s/ Nicolas Molina
                                             ----------------------------------
                                             Its: President


              CONSULTANT:                     /s/Allan C. Sorensen
                                             ----------------------------------
                                                 Allan C. Sorensen